Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

CREDO REPORTS RESTATED FINANCIAL RESULTS FOR THE

QUARTER ENDED JANUARY 31, 2012

Late Operator Billings Result in Adjustments to First Quarter Results

DENVER, COLORADO, March 26, 2012 — Credo Petroleum Corporation (NASDAQ:  CRED), an oil and gas exploration and production company with significant assets in the North Dakota Bakken and Three Forks, Kansas, Nebraska, the Texas Panhandle and Oklahoma, today reported that it will restate financial results for its first fiscal quarter of 2012.  The information reported in this press release is subject to final review by the Company’s independent accountants.

The financial statement adjustments are expected to reduce net income reported for the first quarter ended January 31, 2012 by $127,000, or $.01 per share.  Restated net income is expected to be $913,000, or $.09 per share, compared to $1,040,000, or $.10 per share, previously reported.  Restated EBITDA for the first quarter is expected to decline $99,000 to $3,743,000, compared to $3,842,000 as previously reported.  The adjustments are also expected to reduce working capital at January 31, 2011 from $1,708,000 to a working capital deficit of $4,410,000.

Alford B. Neely, Chief Financial Officer, stated, “Subsequent to first quarter-end, we received late billings primarily from certain operators of our Bakken and Three Forks wells which covered costs that were incurred by the operators during the three months ended January 31, 2012 but which were not timely billed to the Company.  The related adjustments are primarily due to the accrual of those Bakken and Three Forks well costs.”

With respect to the accrual of estimated well costs, the Company is required to accrue an estimated liability for well costs when those costs are actually incurred by the operators, regardless of when the costs are billed to the Company by the operators.  There is a time delay between when such well costs are incurred and when they are billed and become payable because the operator must receive the bills from its vendors and then bill the Company for its share.  In the Bakken and Three Forks project, such time delays by some operators have been significant, making it difficult for the Company to estimate the point-in-time liabilities that should be accrued.  Certain of the costs which are re-billed to the Company’s partners affect total current assets and total current liabilities but do not affect working capital.

With respect to the effect on working capital, the Company has previously reported that it expects to finance a portion of its $35,000,000 fiscal 2012 capital expenditure budget with bank borrowings.  The accrual of liabilities for estimated well costs incurred but not yet billed by the operators is expected to cause a working capital deficit because the Company will not draw down its line of credit until the bills are actually received and become payable.  This use of just-in-time financing will minimize the Company’s borrowing costs but will also result in a working capital deficit during periods when the Company uses bank borrowing to finance a portion of its drilling budget.

The unaudited financial highlights included at the end of this press release show the Company’s first quarter results as reported, the expected adjustments to the various line items, and the expected restated first quarter results.  An amended first quarter Form 10Q reflecting the adjustments is expected to be filed next week.

Michael D. Davis, interim Chief Executive Officer commented, “Our Bakken and Three Forks drilling project is Credo’s flagship drilling play and provides enormous growth potential for the Company.  It is also our most challenging project primarily because we are not the operator of the wells.  Therefore, we are not in control of such things as well timing, costs, and billings.  Those issues are manageable and are far less important than our ability to participate with highly experienced Bakken and Three Forks operators in the drilling and production of such complex and expensive wells.  At first quarter end, we did not anticipate extensive delays in receiving bills from our operators, however, we are confident that we can identify those situations in the future and make reasonable estimates of unbilled costs.”

*          *          *          *          *

EBITDA is not a GAAP measure of operating performance.  The Company uses this non-GAAP performance measure primarily to compare its performance with other companies in the industry that make a similar disclosure.  The Company believes that this performance measure may also be useful to investors for the same purpose.  Investors should not consider this measure in isolation or as a substitute for operating income or any other measure for determining the Company’s operating performance that is calculated in accordance with GAAP.  In addition, because EBITDA is not a GAAP measure, it may not necessarily be comparable to similarly titled measured employed by other companies.  A reconciliation between EBITDA and net income at January 31, 2012 is provided in the table below.

		Expected	Expected
Reconciliation of EBITDA	As Reported	Adjustments	After Adjustment

Net Income	$1,040,000	$(127,000)	$913,000
Add Back:
Income Tax Expense	489,000	(12,000)	477,000
Depreciation, Depletion and Amortization Expense	1,832,000	40,000	1,872,000
Unrealized Derivative Losses	481,000	—	481,000

EBITDA	$3,842,000	$(99,000)	$3,743,000

*          *          *          *          *

Contact:	Michael D. Davis
Chief Operating Officer
and CEO (Interim)
or
Alford B. Neely
Chief Financial Officer
303-297-2200
Website:	www.credopetroleum.com

This press release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements included in this press release, other than statements of historical facts, address matters that the Company reasonably expects, believes or anticipates will or may occur in the future.  Such statements are subject to various assumptions, risks and uncertainties, many of which are beyond the control of the Company.  Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those described in the forward-looking statements.  Investors are encouraged to read the “Forward-Looking Statements” and “Risk Factors” sections included in the Company’s Annual Report on Form 10-K for more information.  Although the Company may from time to time voluntarily update its prior forward looking statements, it disclaims any commitment to do so except as required by securities laws.

CREDO PETROLEUM CORPORATION

FINANCIAL HIGHLIGHTS

Condensed Operating Information for the First Quarter Ended January 31, 2012

	As Reported	Expected Adjustments	Expected After Adjustments

REVENUES:
Oil Sales	$5,031,000	$—	$5,031,000
Natural gas sales	790,000	—	790,000
	5,821,000	—	5,821,000

COSTS AND EXPENSES:
Oil and natural gas production	1,187,000	83,000	1,270,000
Depreciation, depletion and amortization	1,832,000	40,000	1,872,000
General and administrative	750,000	16,000	766,000
	3,769,000	139,000	3,908,000

Income from Operations	2,052,000	(139,000)	1,913,000

Other Income and (Expense)
Realized and unrealized (losses) from derivative contracts	(525,000)	—	(525,000)
Investment and other income	2,000	—	2,000
	(523,000)	—	(523,000)

INCOME BEFORE INCOME TAXES	1,529,000	(139,000)	1,390,000

INCOME TAXES	(489,000)	12,000	(477,000)

NET INCOME	$1,040,000	$(127,000)	$913,000

EARNINGS PER SHARE - BASIC	$0.10	$(0.01)	$0.09

EARNINGS PER SHARE - DILUTED	$0.10	$(0.01)	$0.09

WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK AND DILUTIVE SECURITIES
Basic	10,041,000		10,041,000
Diluted	10,078,000		10,078,000

CREDO PETROLEUM CORPORATION

FINANCIAL HIGHLIGHTS

Condensed Balance Sheet Information as of January 31, 2012

	As Reported	Expected Adjustments	Expected After Adjustments
Cash and Short-term Investments	$2,165,000	$—	$2,165,000
Other Current Assets	4,355,000	2,094,000	6,449,000
Oil and Natural Gas Properties, Net	50,504,000	5,979,000	56,483,000
Intangible Assets	3,033,000	—	3,033,000
Other Assets	1,925,000	—	1,925,000

	$61,982,000	$8,073,000	$70,055,000

Current Liabilities	$4,812,000	$8,212,000	$13,024,000
Deferred Income Taxes	4,994,000	(12,000)	4,982,000
Asset Retirement Obligations	1,120,000	—	1,120,000
Stockholders’ Equity	51,056,000	(127,000)	50,929,000

	$61,982,000	$8,073,000	$70,055,000